Exhibit 99.1

FOR IMMEDIATE RELEASE

November 22, 2024

NYSE Symbol: CPK

CHESAPEAKE UTILITIES CORPORATION ANNOUNCES $100 MILLION

AT-THE-MARKET EQUITY OFFERING PROGRAM

Dover, Delaware — Chesapeake Utilities Corporation (NYSE: CPK) (“Chesapeake Utilities” or the “Company”) today announced that it has established an at-the-market equity offering program (the “ATM Program”) under which it may, from time to time, sell shares of its common stock having an aggregate sales price of up to $100,000,000 (the “Shares”). Chesapeake Utilities has entered into an equity distribution agreement with each of RBC Capital Markets, LLC, Barclays Capital Inc., Janney Montgomery Scott LLC, Ladenburg Thalmann & Co. Inc., Guggenheim Securities, LLC, Citizens JMP Securities, LLC, M&T Securities, Inc., Maxim Group LLC, PNC Capital Markets LLC, and Siebert Williams Shank & Co., LLC (collectively, the “Sales Agents”), as sales agents. Pursuant to the equity distribution agreement, sales of the Shares may be made in transactions deemed to be “at-the-market offerings,” as defined in Rule 415 under the Securities Act of 1933, as amended, including by sales made directly on or through the New York Stock Exchange. Chesapeake Utilities intends to use the proceeds from the sales, if any, of the Shares for general corporate purposes, including, but not limited to, financing of capital expenditures, repayment of short-term debt, financing acquisitions, investing in subsidiaries, and general working capital purposes.

The Shares will be offered under the Company’s existing shelf registration statement on Form S-3ASR (File No.: 333-274284) filed with the Securities and Exchange Commission (the “SEC”). The offering is being made by means of a prospectus supplement to the prospectus contained in the registration statement. Before making an investment in the Shares, potential investors should read the prospectus and the prospectus supplement for more complete information about Chesapeake Utilities and the offering. Potential investors may obtain these documents for free by visiting EDGAR on the SEC’s website at www.sec.gov. Alternatively, the Company or the Sales Agents will arrange, upon request, to send the prospectus. Please direct requests to: RBC Capital Markets, LLC by mail at 200 Vesey Street, 8th Floor, New York, NY 10281-8098, attention: Equity Syndicate, by email at equityprospectus@rbccm.com or by telephone at 877-822-4089.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities, in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Forward-Looking Statements

Matters included in this release may include forward-looking statements that involve risks and uncertainties. Actual results may differ materially from those in the forward-looking statements. Please refer to the Safe Harbor for Forward-Looking Statements in the Company’s 2023 Annual Report on Form 10-K and Quarterly Report on Form 10-Q for the third quarter of 2024 for further information on the risks and uncertainties related to the Company’s forward-looking statements.

About Chesapeake Utilities Corporation

Chesapeake Utilities Corporation is a diversified energy delivery company, listed on the New York Stock Exchange. Chesapeake Utilities Corporation offers sustainable energy solutions through its natural gas transmission and distribution, electricity generation and distribution, propane gas distribution, mobile compressed natural gas utility services and solutions, and other businesses.

Please note that Chesapeake Utilities Corporation is not affiliated with Chesapeake Energy, an oil and natural gas exploration company headquartered in Oklahoma City, Oklahoma.

For more information, contact:

Beth W. Cooper

Executive Vice President, Chief Financial Officer, Treasurer and Assistant Corporate Secretary

302.734.6022

Michael D. Galtman

Senior Vice President and Chief Accounting Officer

302.217.7036

Noah T. Russell

Assistant Vice President and Assistant Treasurer

302.387.9147